Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 1

(dated as of August 15, 2006)

to

AGREEMENT AND PLAN OF MERGER

dated as of

March 17, 2006

among

BOSTON RESTAURANT ASSOCIATES, INC.

DOLPHIN DIRECT EQUITY PARTNERS, LP

and

BRAIDOL ACQUISITION CORP

i

AMENDMENT NO. 1

to

AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER dated as of August 15, 2006 among BOSTON RESTAURANT ASSOCIATES, INC., a Delaware corporation (the “Company”), DOLPHIN DIRECT EQUITY PARTNERS, LP, a Delaware limited partnership (“Parent”), and BRAIDOL ACQUISITION CORP., a Delaware corporation (“Merger Subsidiary”).

WHEREAS, the parties have entered into that certain Agreement and Plan of Merger dated as of March 17, 2006 (the Original Agreement”) pursuant to which the Parent and the Company have agreed to merge Merger Subsidiary and the Company, upon the terms and subject to the conditions set forth therein (the “Merger”); and

WHEREAS, the parties have agreed to amend certain terms of the Original Agreement;

NOW THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

SECTION 1.  Merger Expenses.  Sections 6.6 and 8.2(e) of the Original Agreement are hereby amended such that the references therein to “$625,000” shall be changed to “$650,000” with no other changes in such Sections or elsewhere in the Original Agreement pursuant to this Section 1.

SECTION 2.  End Date.  Section 9.1(b)(i) of the Original Agreement is hereby amended in its entirety to be “the Merger has not been consummated on or before November 30, 2006 (the “End Date”)” with no other changes in such Section or elsewhere in the Original Agreement pursuant to this Section 2.

SECTION 3.  Series B Preferred Stock.  Section 2.3(b) of the Original Agreement is hereby amended in its entirety to read as follows, with no other changes in such Section or elsewhere in the Original Agreement pursuant to this Section 3

“(b)               except as otherwise provided in Section 2.3(c) or as provided in Section 2.5 with respect to shares of Company Preferred Stock as to which appraisal rights have been exercised, each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash from Parent an amount in cash equal to (i) in the case of the Series A Preferred Stock, (A) the Series A Preferred Stock Liquidation Preference (as defined in the Certificate of Designation relating to the Series A Preferred Stock), without interest and (B) the product of (x) the number of shares of Company Common Stock that such share of Series A Preferred Stock is convertible into immediately prior to the Effective Time and (y) $0.70, and (ii) in the case of the Series B Preferred Stock, (A) accrued (whether or not declared) dividends on the Series B Preferred Stock and (B) the product of (x) the number of shares of Company Common Stock that such share of Series B Preferred Stock is convertible into immediately prior to the Effective Time and (y) $0.70 (all such consideration, the “Preferred Stock Merger Consideration”, and together with the Common Stock Merger Consideration, the “Merger Consideration”);”

SECTION 4.  Company Preferred Stock.  The definition of “Company preferred Stock contained in Section 1.1(a) of the Original Agreement is hereby amended in its entirety to read as follows, with no other changes in such Section or elsewhere in the Original Agreement pursuant to this Section 3

““Company Preferred Stock” means the Company’s Series A Preferred Stock, $.01 par value, and the Series B Preferred Stock, $.01 par value.”

SECTION 5.  Dolphin Legal Expenses.  Notwithstanding and without otherwise limiting the provisions of the Original Agreement, Dolphin Direct hereby agrees to pay the legal fees and expenses of Dolphin Direct and Merger Subsidiary incurred by them in connection with this Amendment.

SECTION 6.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 7.  Jurisdiction.  The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment or the transactions contemplated hereby shall be exclusively brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 of the Original Agreement shall be deemed effective service of process on such party.

SECTION  8.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.  Counterparts; Effectiveness.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

SECTION 10.  Entire Agreement.  This Amendment, the Original Agreement and the Confidentiality Agreement (as defined in the Original Agreement) constitute the entire agreement between the parties with respect to the subject matter of this Amendment and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Amendment.

SECTION 11.  Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

SECTION 12.  Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

 IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Agreement and Plan of Merger to be duly executed by their respective authorized officers as of the day and year first above written.

BOSTON RESTAURANT ASSOCIATES, INC.

By:	/s/ Carlos P. Salas
Name:
Title:

DOLPHIN DIRECT EQUITY PARTNERS, LP

By:	Dolphin Advisors, LLC its managing general partner

By:	/s/ Carlos P. Salas
Carlos P. Salas
Authorized Signatory

BRAIDOL ACQUISITION CORP.

By:	/s/ Carlos P. Salas
Carlos P. Salas
President